                                               Exhibit 99.10(B)




                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 18, 2000, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter Variable Investments Series, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York 10036
October 30, 2000